UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2024

PISMO COAST VILLAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

California                                        #0-8463                                        95-2990441

(State or other jurisdiction                          (Commission File                    (IRS Employer Identification

of incorporation)                                          Number)                                            Number)

165 South Dolliver Street, Pismo Beach, California  93449

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code (805) 773-5649.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Election of Directors

A continuation of the adjourned Annual Meeting of the Shareholders of Pismo Coast Village, Inc. was held on February 17, 2024, at 10:00 a.m. at the Pismo Coast Village RV Resort Clubhouse, 165 South Dolliver Street, Pismo Beach, California 93449. At that meeting, the following Directors were elected to serve until the annual meeting in January 2025, or until successors are elected and have qualified.

Following each elected Director’s name is the total number of votes cast for that Director:

Bessom, David	570
Blank, Sam	535
Boswell, Barbara	546
Bozzo, Deon	542
Buchaklian, Harry	556
Colvin, Suzanne	547
Enns, Rodney	534
Hardesty, Wayne	523
Hughes, Terris	567
Johnson, Marcus	538
King, Karen	545
Moore, Rebecca	544
Nunlist, Ronald	529
Pappi, Jr., George	557
Plumley, Dwight	737
Skaggs, Brian	539
Willems, Gary	552
Williams, Jack	537

Further, the following additional matters were voted upon at the meeting, and the number of affirmative votes and negative votes cast with respect to each such matter is set forth below:

Proposal to approve the selection of Brown Armstrong Accountancy Corporation to serve as independent certified public accounts for the Company for Fiscal Year 2023 – 2024:

Affirmative Votes	449
Negative Votes	3
Abstentions	13

OTHER INFORMATION

The annual meeting of the shareholders of Pismo Coast Village, Inc. was scheduled to be held at the South County Regional Center, 800 W Branch Street, Arroyo Grande, CA  93420 on January 20, 2024, at 9:00 a.m. with Board of Directors and Shareholders in attendance. The Annual meeting was held in compliance with California Law and the Corporation’s Articles of Incorporation.  The meeting was adjourned to another time and place because a quorum of the holders of the company’s common stock were not present in person or by proxy.  The meeting was adjourned to February 17, 2024, at 10:00 am at the Company’s principal offices, to consider and vote upon the proposals described in the notice of meeting that was sent to each shareholder of record as of the close of business on December 1, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PISMO COAST VILLAGE, INC.

Date: February 21, 2024

/s/ GEORGE PAPPI, JR.
George Pappi, Jr., President, and Chairman of the Board
(Chief Executive Officer / Principal Executive Officer)

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